SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 16, 2006

RUDDICK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina (State of Incorporation)	1-6905 (Commission File Number)	56-0905940 (IRS Employer Identification No.)

301 South Tryon Street, Suite 1800
Charlotte, North Carolina 28202
(Address of principal executive offices, including zip code)

(704) 372-5404
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On February 16, 2006 at the Annual Meeting of Shareholders, the shareholders of Ruddick Corporation (the "Company") approved the amended Ruddick Corporation Director Deferral Plan (the "Plan").  In accordance with the resolution approved by the shareholders, the amendment to the Plan became effective as of February 16, 2006.  The Plan provides the Company's non-employee directors the opportunity to defer payment of the annual retainer and Board meeting fees and also permits the Company to make discretionary contributions for the benefit of each non-employee director.  The amounts deferred are credited to the non-employee directors' respective stock accounts in the form of stock units equal to the amount of deferred fees or discretionary Company contributions, which are valued based on the share price of the Company's common stock on the date of the deferral.  Prior to the effectiveness of the Plan amendments, when a participant in the Plan ceased to serve as a member of the Board of Directors, the number of stock units in that participant's account was paid to the participant either in the form of cash or common stock, at the sole discretion of the Compensation Committee of the Board of Directors.  The Plan amendments require that any deferrals under the Plan be paid exclusively in shares of the Company's common stock.  As amended, the Plan authorizes the issuance of up to 500,000 shares of common stock for distribution to non-employee directors in connection with deferrals under the Plan.

The description in this Item 1.01 is qualified in its entirety by reference to the Ruddick Corporation Director Deferral Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

The following exhibit is furnished herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Ruddick Corporation Director Deferral Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUDDICK CORPORATION

By:       /s/ JOHN B. WOODLIEF
                                                                                        John B. Woodlief
                                                                                        Vice President - Finance and Chief
                                                                                          Financial Officer

Dated:  February 17, 2006

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Ruddick Corporation Director Deferral Plan